Exhibit 99.1

BED BATH & BEYOND PROVIDES FURTHER RESPONSE TO COVID-19

Contactless Curbside Pickup Expanded to Approximately 750 Locations

Measured Approach to Re-Open Stores to Public Expected to Begin in Late May

Customer Safety Plan Launched

UNION, New Jersey – May 8, 2020 — Bed Bath & Beyond Inc. (Nasdaq: BBBY) today provided an update to its COVID-19 response, including the actions it is taking to expand its omnichannel services to customers, and the measured steps it is taking to re-open stores to the public and strengthen the business for the long-term.

On April 24, 2020, the Company extended the temporary closure of all its retail banner stores across the US and Canada, other than its buybuy BABY (“BABY”) and Harmon Face Values (“Harmon”) stores, until at least May 16, 2020. Based on the latest guidance from federal, state and local government and health authorities, Bed Bath & Beyond is providing Buy-Online-Pick-Up-In-Store (BOPIS) and contactless curbside delivery services to customers at a number of store locations across the US and Canada.

Today, the Company announced plans to further expand these store fulfillment services, and to initiate a phased approach to fully re-open a number of stores, subject to state and local regulations. The Company expects the majority of stores across its retail banners to remain closed to the public until at least May 30, 2020. The approach to re-opening stores will include the following measured steps:

•	Expand BOPIS and contactless curbside pickup services to at least 200 additional locations, taking the total number of locations that offer these services to approximately 750 stores, or approximately 50% of the Company’s total store fleet across the US and Canada.
•	Continue to expand its fulfilment capabilities to support increased demand across its digital channels, enabling the Company to ship online orders in two days or less on average, or make orders available for pick-up in less than two hours for customers using BOPIS and contactless curbside services.
•	In addition to its BABY and Harmon stores that have remained open to provide essential goods throughout this period, the Company intends to gradually re-open its other retail banner stores to the public, starting with approximately 20 stores, including its Bed Bath & Beyond and Christmas Tree Shops stores, by May 22, subject to state and local regulations.
•	Implement a new Store Safety Plan to promote a safe shopping experience across all stores scheduled to re-open to customers, enhancing existing safety protocols across its operations.

Mark Tritton, President & CEO, said, “At a time when our homes have become the center of our lives, Bed Bath & Beyond has been meeting the everyday needs of our customers and making it easy to feel at home. We’re expanding our network of contactless curbside locations, so even more of our customers can conveniently buy online and pick up at store in just a few hours. So, whether it’s a last-minute Mother’s Day gift, essential spring-cleaning equipment, or the start of a full renovation, we’re here to make it easy to feel at home this Spring.

“As we initiate our store re-opening plans, we continue to prioritize the health and safety of our associates and customers. To help ensure our customers can shop safely with confidence, we are implementing a new Store Safety Plan, enhancing our existing protocols and based on the latest guidance from federal, state and local government and health authorities.

“Our strong financial flexibility and liquidity allows us to take this measured, market-by-market approach to re-opening stores. We will only open our doors to the public when we believe it is safe to do so, while carefully managing costs and monitoring performance as we scale up our operations over time. This approach allows us to continue to make strategic investments in our digital and fulfilment capabilities to build an omni-always shopping experience for our loyal customers.

“I want to thank all our teams for their dedication and commitment throughout this time and we look forward to welcoming back associates as stores begin to re-open to the public in the coming weeks.”

The introduction of contactless curbside services and the measured approach to re-opening stores to the public is taking place at locations already providing regional fulfilment services, leveraging existing labor to limit the exposure to additional costs. In conjunction with the decision to further extend temporary store closures, Bed Bath & Beyond will also extend the furlough of the majority of store associates and a portion of corporate associates until at least May 30, 2020. The Company will continue to pay 100% of the cost of healthcare premiums for all furloughed associates who currently participate in the Company’s health plan, until further notice.

About Bed Bath & Beyond Inc.

Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of domestic merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s plans in response to the novel coronavirus (COVID-19). Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with COVID-19 and the governmental responses to it, including its impacts across the Company's businesses on demand and operations, as well as on the operations of the Company's suppliers and other business partners, and the effectiveness of the Company's actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, and other factors such as natural disasters, such as pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company's plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 OR IR@bedbath.com

MEDIA CONTACT: Dominic Pendry, (347) 604 0381 or dominic.pendry@bedbath.com